Exhibit 32.2
CERTIFICATION

The undersigned, Adam Wyll and Robert F. Barton, the Chief Executive Officer and Chief Financial Officer, respectively, of American Assets Trust, L.P. (the “Operating Partnership”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certifies that, to the best of his knowledge:
(i) the Annual Report for the period ended December 31, 2024 of the Operating Partnership (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

/s/ ADAM WYLL
Adam Wyll
President and Chief Executive Officer

/s/ ROBERT F. BARTON
Robert F. Barton
EVP and Chief Financial Officer
Date: February 11, 2025